UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

PHC, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts
(State of Incorporation or Organization)

1-33323	04-2601571
(Commission File Number)	(I.R.S. Employer Identification No.)

200 Lake Street, Suite 102, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's telephone number, including area code: (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02   Departure of Directors or Certain Officers;  Election of directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

(d)  As permitted by the Company’s by-laws, the Board of Directors increased the number of members of the Board of Directors from five to six.  As required by the by-laws, the new member of the Board of Directors must be a Class B director.

On March 22, 2010, as a part of a regular meeting of the Board of Directors, the Directors appointed Douglas J. Smith as a Class B director, effective immediately, to serve as the sixth member of the Board of Directors until the next annual meeting of shareholders.  Mr. Smith is an “independent” director as such term is defined pursuant to applicable SEC and NYSE Amex rules and regulations.  Mr. Smith has not been appointed to serve on any Committees of the Board of Directors at this time.

Mr. Smith will receive the standard compensation of non-employee directors for serving on the Board of Directors, which includes a retainer of $2,500 per quarter and $2,500 per Board meeting attended.  In addition, he will receive options to purchase 20,000 shares of Class A common stock at the time of each annual meeting, as described in the Company's  Non-employee director stock option plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHC, INC.

Date: March 26, 2010	By: /s/ Bruce A. Shear__________
Bruce A. Shear, President
and Chief Executive Officer